Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

Mid Cap Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		             77,083,625	7.01
Class B					   3,248,362	6.45
Class C					   1,158,848 	6.45
Class I					  12,968,895      7.24

Enhanced S&P 500 Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,348,628	0.18		27,049,014	18.97
Class B	59,143		0.04		1,303,205	18.13
Class C	25,804		0.05		668,387	18.45
Class I	20,692,940	0.22		83,548,523	19.06
Class IS	665,003	0.18		3,589,885	18.99




Omega Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	18,936,712	31.44
Class B		0		0	6,671,843	27.45
Class C		0		0	1,998,001	27.52
Class I		0		0	510,591	32.32
Class R		0		0	2,022		31.20

Large Company Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	42,467,628	8.50
Class B		0		0	 2,127,944	7.85
Class C		0		0	 1,282,172	7.84
Class I		0		0	 1,312,671	8.53







Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		0		0	  4,842,037	$18.70
Class B	 	0		0	  1,145,330	$16.17
Class C	 	0		0	10,394,933	$16.15
Class I  	 	0		0	32,099,023	$19.37